Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences

Chicago, IL (July 12, 2011)-LKQ Corporation (Nasdaq: LKQX) today announced that members of its senior management will be presenting at the following investor conferences:

Jefferies 2011 Global Industrial Conference	August 9, 2011

Grand Hyatt Hotel, New York, New York

Canaccord Genuity Growth Conference	August 10, 2011

InterContinental Hotel, Boston, Massachusetts

BB&T Auto Aftermarket Conference	August 17, 2011

InterContinental Hotel Barclay, New York, New York

Materials used during the presentations will be posted to the Company’s website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket and recycled collision replacement parts, refurbished collision replacement products such as wheels, bumper covers and lights, and a leading provider of mechanical replacement parts including remanufactured engines, all in connection with the repair of automobiles and other vehicles. LKQ also has operations in Canada, Mexico and Central America. LKQ operates more than 325 facilities, offering its customers a broad range of replacement systems, components and parts to repair automobiles and light, medium and heavy-duty trucks.

CONTACT:

Joseph P. Boutross

Director, Investor Relations

312-621-2793